                                                                Exhibit 10.32

[MOSAIX] LOGO                                         1998 MANAGEMENT BONUS PLAN
                                                           Executive Summary
================================================================================


PLAN SUMMARY

The MBP is an annual bonus plan that rewards Mosaix's senior executives for yearly company performance achieved relative to planned performance.

o For participants with a corporate focus only, the company's consolidated annual net operating income and revenue achieved versus plan will determine a percentage of annual base salary to be paid out as a bonus. This percentage will be different across the three participation levels below but will be the same for each participant in a particular level.

o Participants in Mosaix's business units may receive incentive compensation based on a combination of both company and business unit performance. The performance measures for the business unit portion will be the unit's revenue and contribution achieved versus plan.

o The minimum hurdle for payouts is achievement of 75% of planned financial targets. There will be no business unit payouts unless corporate performance is at least 75% of plan.

o A participant's final bonus may be increased or decreased by a factor that is based on an assessment of individual performance. The maximum bonus that may be earned is 150% of eligible base salary.

CHANGE FROM 1997 PLAN

o The Plan is being retitled as the "Management Bonus Plan" from the "Management & Company Performance Bonus Plan"

o The split of the incentive compensation target for Level II participants has been modified from 15% of base salary based on corporate performance and 5% of salary based on business unit performance to 10% of salary for both.

PLAN PARTICIPATION LEVELS AND BONUS TARGETS

                                        Target Bonus       Corporate     Business Unit
Level      Participating Position(s)   As % of Salary      Component       Component
-----      -------------------------   --------------      ---------       ---------
CEO        Chief Executive Officer           50%              50%       Not applicable
Level I    Senior Vice Presidents            35%              25%             10%
Level II   VPs and Directors                 20%              10%             10%

Mosaix's CEO will determine which Level I and II MBP participants will have a portion of their target bonuses tied to business unit performance. 1997 business units will include the Professional Services Group and Mosaix Ltd.

PLAN PARTICIPATION

o If an employee leaves a Plan position but stays with the company in a non-Plan position, he or she will participate in the Plan only for each full quarter worked in the Plan position.

o Likewise, if an employee moves into a Plan position from a non-Plan position during the year, he or she will participate in the Plan only for full quarters worked in the Plan position.

o Finally, an individual must work at Mosaix for at least one full financial quarter to participate in the Plan and must be employed by Mosaix at the time bonus checks are distributed in order to receive a bonus under the Plan.

PERFORMANCE FACTOR
The performance factor will be multiplied by the bonus percentage determined by company and/or business performance to yield a final bonus percentage. The performance factor may vary between 0 and 2.0 and may be fractional. It is anticipated that performance factors will be tightly distributed around 1.0.

    Individual Performance  >> >> >> >> >> Better Performance  >> >> >> >> >>
    Performance Factor            0.0             1.0                2.0

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December 10, 1997                                                    Page 1 of 1

[MOSAIX LOGO]                                        1998 PERFORMANCE BONUS PLAN
                                                           Executive Summary
================================================================================


OBJECTIVES

The 1998 Performance Bonus Plan (the "Plan") is designed to:

o Focus Plan participants on the achievement of team goals or productivity targets.

o Reward participants for the company's achievement of profitability targets.

PLAN DESIGN

The Performance Bonus Plan has two components, the first of which is similar to the 1997 Profitability Bonus Plan:

1) The CORPORATE COMPONENT is an annual bonus plan that pays out based on Mosaix's operating income achieved versus targeted performance for the year.

    o The annual bonus target under the corporate component is 5% of the participant's annual base salary rate on December 31, 1998. The maximum bonus under this component is 10% of salary.

    o Quarterly non-recoverable advance bonuses under the Plan may be paid out after the first, second, and third quarters if net operating income
        (NOI) performance targets are met for those quarters. - The quarterly corporate bonus target is 1.25% of base salary. - The threshold for an advance bonus is 90% of quarterly targeted performance. - Participants may earn bonuses between 90% and 100% of the quarterly bonus targets.

    o When the year is over, the Plan will pay out the difference between the annual bonus earned and the sum of the advance bonuses.

2) The TEAM COMPONENT will be a quarterly bonus plan based on the achievement of quarterly objectives that are established at the beginning of the quarter. The Team Component represents a framework for individual departmental plans.

    o The annual bonus target under the Plan is 5% of base salary, consisting of four quarterly targets of 1.25% of salary or an annual target of 5%.

    o If based on goal achievement, the bonus may pay in increments if 50%, 75%, or 100% of target, but will not pay out above 100%.

    o If based on productivity measures, the bonus may be scaled but will but have an annual maximum of 5% of base salary.

    o The Team Component will not pay out unless the company is profitable over the time period. The measurement will be positive net operating income, including the accrual for the PBP.

CHANGES FROM 1997 PLAN

1) The Corporate Component has a 5% annual target (versus 10%) and pays out advances based on quarterly results, not year-to-date results.

2) The Team Component is new and comprises the remaining 5% of the bonus target.

ANNUAL CORPORATE BONUS COMPONENT SCHEDULE

The following schedule will be used to determine an annual bonus earned under the Plan:

% ANNUAL TARGET ACHIEVED     <75%      75%     80%     90%   100%   110%   120%   150%   >150%
                             ---     ----     ---     ---    ---    ---    ---    ---    ----
% of eligible salary to be     0%    3.75%    4.0%    4.5%     5%     6%     7%    10%    10%
earned as a bonus for 1998   ---     ----     ---     ---    ---    ---    ---    ---    ----

QUARTERLY CORPORATE BONUS COMPONENT SCHEDULE

The following schedule will be used to determine a quarterly advance bonus earned under the Plan:

QUARTERLY PERFORMANCE TARGET ACHIEVED   <90%     90%      100%   >100%
                                        ---  ------     -----    ----
Quarterly advance as % of base salary     0%  1.125%     1.25%   1.25%
                                        ---  ------     -----    ----

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December 10, 1997                                                    Page 1 of 1